Exhibit 10.15

ANTI-DILUTION AND MAKE WHOLE AGREEMENT

This Anti-Dilution And Make Whole Agreement (this “Agreement”) is made and entered into as of May 11, 2011 (the “Effective Date”), by and between Coil Tubing Technology, Inc., a Nevada corporation (the “Company”) and Herbert C. Pohlmann, an “affiliate” of the Company (as such term is defined in Rule 144 of the Securities Act of 1933, as amended) and an individual, residing and/or having a principal place of business at 1290 North Ocean Blvd., Palm Beach, Florida 33480 (“Shareholder”), each individually a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, Shareholder has subscribed for securities of the Company from time to time in private transactions, pursuant to Subscription Agreements entered into with the Company, including:

(a)
the May 2007 sale of 11,363,636 units by the Company to Shareholder, each consisting of one share of common stock and one warrant to purchase one share of common stock for $0.022 per share, for aggregate consideration of $250,000;

(b)
the August 2007 sale of 11,363,636 units by the Company to Shareholder, each consisting of one share of common stock and one warrant to purchase one share of common stock for $0.022 per share, for aggregate consideration of $250,000 (collectively with 11,363,636 shares sold in May 2007, the “2007 Subscription Shares”);

(c)	the August 2010 sale of 10,000,000 shares of the Company’s common stock to Shareholder in consideration for $100,000 (the “August 2010 Investment”) or $0.01 per share (the “Per Share Price”);

(d)	the September 2010 sale of 30,000,000 shares of the Company’s common stock to Shareholder in consideration for $300,000 (the “September 2010 Investment”); and

(e)	the October 2010 sale of 20,000,000 shares of the Company’s common stock to Shareholder in consideration for $200,000 (the “October 2010 Investment”);

(f)	the November 2010 sale of 40,000,000 shares of the Company’s common stock to Shareholder in consideration for $200,000 (the “November 2010 Investment”);

(g)	the December 2010 sale of 40,000,000 shares of the Company’s common stock to Shareholder in consideration for $200,000 (the “December 2010 Investment”);

(h)	the January 2011 sale of 200,000,000 shares of the Company’s common stock to Shareholder in consideration for $1,000,000 (the “January 2011 Investment”);

(i)	the February 2011 sale of 100,000,000 shares of the Company’s common stock to Shareholder in consideration for $500,000 (the “February 2011 Investment”);

(j)	the May 2011 sales of 120,000,000 shares of the Company’s common stock to Shareholder in consideration for an aggregate of $600,000 (the “May 2011 Investments”);

WHEREAS, the Company has agreed to adjust the Per Share Price of the August 2010 Investment, September 2010 Investment and the October 2010 Investment (collectively the “Investments”) from $0.01 per share to $0.005 per share (the “Adjustment”);

WHEREAS, following the Adjustment, the August 2010 Investment will provide for the Shareholder to be issued 20,000,000 shares of the Company’s common stock; the September 2010 Investment will provide for the Shareholder to be issued 60,000,000 shares of the Company’s common stock; and the October 2010 Investment will provide for the Shareholder to be issued 40,000,000 shares of the Company’s common stock;

WHEREAS, the 642,727,272 shares of common stock purchased in the transactions set forth above, as adjusted by the Adjustment, in items (a) through (j), above, are herein defined as the “Subscription Shares”;

WHEREAS, the Shareholder only agreed to subscribe for and purchase the additional 500,000,000 shares of the Company’s common stock in connection with the November 2010 Investment, December 2010 Investment, January 2011 Investment, February 2011 Investment and May 2011 Investments (collectively the “Working Capital Investments”) in consideration for the Company agreeing to the terms and conditions of this Agreement, including, but not limited to the Adjustment and the Anti-Dilutive Rights defined below;

WHEREAS, Shareholder has exercised certain warrants in the Company held by Shareholder from time to time, including:

(a)
the January 2008 exercise of 22,727,272 warrants to purchase 22,727,272 shares of common stock at an exercise price of $0.022 per share or $500,000 in aggregate (the 22,727,272 shares issued in connection with the exercise of the warrants, are herein defined as the “Warrant Shares”);

WHEREAS, Shareholder has previously provided the Company loans from time to time, which loans were evidenced by Convertible Promissory Notes (each a “Note” and collectively the “Notes”), which have been amended and restated from time to time, including:

(a)
the November 14, 2008 and March 12, 2009 loans by Shareholder of an aggregate of $48,454.29 to the Company, which are evidenced by a Note, effective February 1, 2010, which is convertible (along with accrued and unpaid interest thereon) into shares of the Company’s common stock at a conversion price of $0.003 per share (the “Conversion Price”);

(b)
the October 15, 2009 loan by the Shareholder of $113,950 to the Company, which is evidenced by a Note, effective as of February 1, 2010, which is convertible (along with accrued and unpaid interest thereon) into shares of the Company’s common stock at the Conversion Price;

(c)
the February 1, 2010 loan by the Shareholder of $50,000 to the Company, which is evidenced by a Note, effective as of February 1, 2010, which is convertible (along with accrued and unpaid interest thereon) into shares of the Company’s common stock at the Conversion Price; and

(d)
the May 13, 2010 loan by the Shareholder of $259,547 to the Company, which is evidenced by a Note, effective as of May 13, 2010, which is convertible (along with accrued and unpaid interest thereon) into shares of the Company’s common stock at the Conversion Price;

WHEREAS, Shareholder has purchased shares of the Company’s common stock in the open market from time to time, as well as additional shares which Shareholder beneficially owns totaling 60,445,121 shares of common stock as of the date of this Agreement (the “Market Shares”, and together with the Subscription Shares and the Warrant Shares, collectively the “Shares”);

WHEREAS, on July 30, 2008, the Company, the Company’s president and the Company’s subsidiary (collectively “Plaintiff’s”) filed suit against Grifco International, Inc., a Nevada corporation (“Grifco”), the Depository Trust & Clearing Corporation and the president of Grifco, James Dial (the "Defendants" and the “Lawsuit”)[Cause No. 08-07-07397-CV in the Montgomery County, Texas, District Court, 9th Judicial District (the “Court”)];

WHEREAS, the outcome of the Lawsuit was a settlement between the parties thereto (the “Settlement”), pursuant to which, among other things, the Company agreed to issue an aggregate of 228,136,867 shares of the Company’s common stock (the “Settlement Shares”) without restrictive legend pursuant to an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Act”), which number includes 114,746,140 shares issuable to Shareholder;

WHEREAS, the Company is currently in the process of issuing such Settlement Shares;

WHEREAS, the issuance of the Settlement Shares will cause substantial dilution to Shareholder’s interests in the Company; and

WHEREAS, in consideration for the Shareholder making the Investments and the Working Capital Investments, which Shareholder would not have made, but for the Anti-Dilutive Rights (defined below), the Company has agreed to the Adjustment and to provide Shareholder anti-dilution rights to certain of the Shares and the Conversion Price of the Notes, on such terms and conditions as set forth below.

NOW, THEREFORE, in consideration for the promises and pledges contained below, and other good and valuable consideration, which consideration the Parties acknowledge the receipt and sufficiency of, and the promises and the mutual covenants, agreements, and considerations herein contained, the Parties hereto agree as follows:

1.	ADJUSTMENT.

(a)
In consideration for Shareholder agreeing to make the Investments, the Working Capital Investments and agreeing to use his commercially reasonable efforts, subject to the approval of the Shareholder in his sole determination from time to time, to make additional investments in the Company in order to allow the Company to support its operations and meet its working capital requirements as mutually agreed to between the Shareholder and the Company (provided that this Section shall not create the requirement for Shareholder to make any additional investments in the Company, absent Shareholder’s approval of such additional investments and the terms and conditions thereof), the Company agrees to the Adjustment (collectively the investments set forth in this paragraph shall be referred to herein as the “Fundings”).

(b)
The Adjustment shall be effective as of the Effective Date and shall automatically adjust the Per Share Price of the Investments to $0.005 per share, which Adjustment shall be conclusively established by the Parties entry into this Agreement.  Promptly following the execution of this Agreement, the Company shall take whatever action necessary to issue to Shareholder additional restricted shares of common stock to reflect the Adjustment in the Per Share Price of the Investments (such 60,000,000 shares being defined herein as the “Adjustment Shares”).

2.	ANTI-DILUTION RIGHTS TO SHARES.

(a)
In consideration for among other things, the Fundings, the Company agrees that Shareholder shall have anti-dilution rights in connection with the Shares (as adjusted for the Adjustment), other than the 2007 Subscription Shares and Warrant Shares, which have already been accounted for in the Settlement, such 680,445,121 remaining shares being defined herein as the “Anti-Dilutive Right Shares”) as provided below.

(b)
Promptly upon the later of (a) such time as the issuance of the Settlement Shares is made by the Company (the “Settlement Share Issuance”); and (b) the Parties entry into this Agreement, the Shareholder shall be issued such number of additional shares of restricted common stock of the Company equal to the total number of Anti-Dilutive Right Shares multiplied by 2.592313331 (the “Anti-Dilutive Ratio”)(which totals 1,763,926,958 shares of common stock, the “Anti-Dilutive Shares”)(the “Anti-Dilutive Share Rights”).

(c)	The Shareholder’s cost basis in the Anti-Dilutive Shares and the Adjustment Shares shall be $0.00 per share.

(d)
In the event the Company does not have sufficient authorized but unissued shares of common stock available pursuant to its Articles of Incorporation, as amended, to issue such Anti-Dilutive Shares, the Company shall take prompt action (with the reasonable assistance of Shareholder) to file a Certificate of Amendment to the Articles of Incorporation to increase the number of authorized but unissued shares of the Company’s common stock to allow for such issuance and promptly thereafter issue Shareholder the Anti-Dilutive Shares.

3.	ANTI-DILUTION RIGHTS TO CONVERSION PRICE AND CONVERSION OF NOTES.

(a)
Upon the later of (a) the Settlement Share Issuance date (the “Issuance Date”); and (b) the Parties entry into this Agreement, the Conversion Price of the Notes shall automatically, and without any required action by any party, be amended to reflect such initial Conversion Price divided by the Anti-Dilutive Ratio (which totals $0.0011572675 per share)(the “Conversion Price Amendment” and the “Anti-Dilutive Note Rights”).

(b)
The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Notes, to the extent the same are not amended by the Conversion Price Amendment, and further reconfirm all terms, conditions, covenants, representations and warranties made in the Notes as of the Issuance Date.

(c)	Upon the Issuance Date, each reference in the Notes to “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Notes as modified hereby.

(d)
Except as specifically modified herein as of the Issuance Date, the Notes and the terms and conditions thereof shall remain in full force and effect subject to the conversion of such Notes as provided below.

(e)	The Anti-Dilutive Share Rights and the Anti-Dilutive Note Rights are collectively referred to herein as the “Anti-Dilutive Rights.”

(f)
Shareholder agrees to fully convert the Notes into shares of the Company’s common stock, as conclusively evidenced by his entry into this Agreement, effective as of the date of this Agreement, which Notes shall convert into 462,259,216 shares of common stock based on the Conversion Price Amendment (the “Note Conversion Shares”).  The Company shall take whatever action necessary to issue the Note Conversion Shares promptly upon the Parties entry into this Agreement.  Following the Parties’ entry into this Agreement the Notes shall be considered satisfied and repaid in full and the Company shall have no obligations or liability whatsoever in connection with such Notes.

(g)	Shareholder’s cost basis in the Note Conversion Shares shall be $0.0011572675 per share.

4.           REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER.

Shareholder hereby represents and warrants to the Company as of the Effective Date, which representations and warranties shall be automatically reconfirmed as of the Issuance Date and each date that shares of common stock of the Company are issued to Shareholder hereunder that:

(a)	Shareholder would not have agreed to make the Working Capital Investments but for the Company’s willingness to agree to provide Shareholder the Anti-Dilution Rights.

(b)
Shareholder has such knowledge and experience in financial and business matters that Shareholder is capable of evaluating the merits and risks of an investment in the Company and the suitability of the Anti-Dilution Shares, Adjustment Shares and the Note Conversion Shares (collectively the “Company Shares”) as an investment for Shareholder;

(c)
Shareholder is an Accredited Investor; “Accredited Investor” means an individual who has a net worth (either individually or jointly with spouse) in excess of $1,000,000 (not including such Shareholder’s principal residence); or an individual who had an individual income (NOT including joint income with spouse) in excess of $200,000 in each of the two most recent tax years and reasonably expects individual income in excess of $200,000 during the current tax year; or an individual who had an income (including joint income with spouse) in excess of $300,000 in each of the two most recent tax years and reasonably expects individual income in excess of $300,000 during the current tax year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code;

(d)
The Shareholder is acquiring the Company Shares for his own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and he does not presently have any reason to anticipate any change in his circumstances, financial or otherwise, or particular occasion or event which would necessitate or require his sale or distribution of the Company Shares;

(e)
Shareholder has received no representations or warranties from the Company, or its affiliates, employees or agents regarding the Company Shares or suitability of an investment in the Company Shares other than those set forth in this Agreement;

(f)
Shareholder is able to bear the economic risk of the investment in the Company Shares and Shareholder has sufficient net worth to sustain a loss of Shareholder’s entire investment in the Company without economic hardship if such a loss should occur;

(g)
Shareholder has had an opportunity to inspect relevant documents relating to the organization and operations of the Company.  Shareholder acknowledges that all documents, records and books pertaining to this investment which Shareholder has requested have been made available for inspection by Shareholder and Shareholder’s attorney, accountant or other adviser(s);

(h)
Shareholder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of this investment and all such questions have been answered to the full satisfaction of Shareholder;

(i)
The Shareholder has carefully considered and has, to the extent he believes such discussion is necessary, discussed with his professional, legal, tax and financial advisors, the suitability of an investment in the Company Shares for his particular tax and financial situation and that the Shareholder and his advisers, if such advisors were deemed necessary, have determined that the Company Shares are a suitable investment for him;

(j)
The Shareholder realizes that the Company Shares cannot readily be sold and will be restricted securities and therefore the Company Shares must not be purchased unless the Shareholder has liquid assets sufficient to insure that such purchase will cause no undue financial difficulties and the Shareholder can provide for current needs and possible personal contingencies; and

(k)	Shareholder understands and agrees that a legend will be placed on any certificate or other document evidencing the Company Shares in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

5.           SHELL COMPANY DISCLOSURES.

(a)
The Company represents to Shareholder that and the Shareholder acknowledges his understanding of the fact that, pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, the Company acknowledges that it was once a “shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) the Company has ceased to be a shell company, (2) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all of its required periodic reports (other than 8-k’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Securities and Exchange Commission (the “Commission”) reflecting the Company’s status as a non-shell company.

(b)
Because none of the Company’s securities can be resold pursuant to Rule 144, until at least a year after Company has complied with Rule 144(i)(2), any Company Shares (including shares which Shareholder may purchase or has previously purchased from time to time in the open market) will have no liquidity until and unless such securities are registered with the Commission, an exemption for sales can be relied upon other than Rule 144 and/or until a year after the Company has complied with the requirements of Rule 144(i)(2) as described above.  As a result, Shareholder may never be able to sell the Company Shares (or other shares of the Company that Shareholder may have acquired or acquire in the future).  The Company has advised Shareholder that it may be substantially more difficult or impossible for the Company to fund its operations and pay its consultants with Company’s securities instead of cash.  Furthermore, the Company represents that it will be substantially more difficult for the Company to obtain funding through the sale of debt or equity securities unless the Company agrees to register such securities with the Commission, which could cause the Company to expend additional resources in the future.  The Company’s status as a former “shell company” is highly likely to prevent the Company from raising any additional funds, engaging consultants, using the Company’s securities to pay for any acquisitions (although none are currently planned), which could cause the value of the Company’s securities, if any, to decline in value or become worthless.  Furthermore, as the Company may not ever comply with Rule 144(i)(2), Shareholder may be forced to hold such Company Shares and any other securities of the Company which he holds indefinitely.

6.           CONSIDERATION.

(a)	Shareholder agrees and confirms that he will receive valid and adequate consideration from the issuance of the Anti-Dilutive Shares and Adjustment Shares and as a result of the Anti-Dilutive Rights.

(b)
The Company agrees that it received valid consideration for such Anti-Dilutive Rights as a result of such Working Capital Investments, which as stated above, the Shareholder would not have agreed to make, but for the Company agreeing to the Anti-Dilutive Rights which are documented and memorialized in this Agreement.

7.           FURTHER ASSURANCES.

The Shareholder hereby covenants that he will, whenever and as reasonably requested by the Company and at such Shareholder’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, instruments of further assurance, approvals and consents, documents and understandings as the Company, its legal counsel, Transfer Agent or accountants may reasonably request or require from time to time following the Effective Date, in order to complete, insure and perfect the consummation of the transactions contemplated herein.

8.	MISCELLANEOUS.

(a)
Assignment.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)
Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, excluding any provision of this Agreement which would require the use of the laws of any other jurisdiction.

(c)
Entire Agreement, Amendments and Waivers.  This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

(d)	Waiver. No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

(e)	Section Headings. Section Headings are for convenience only and shall not define or limit the provisions of this Agreement.

(f)
Authority. Each Party executing this Agreement on behalf of himself, herself, or a limited liability company, corporation, or other legal entity, represents and warrants that he or she has all requisite right, power, and authority to do so and to bind such Party or entity to each and all of the terms hereof.

(g)
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

           This Agreement has been executed by the Parties on the date first written above, with an Effective Date as provided above.

“SHAREHOLDER”

/s/ Herbert C. Pohlmann
Herbert C. Pohlmann

Address:
1290 N Ocean Boulevard
Palm Beach, FL 33480

Tax Id Number:
XXX-XX-XXXX

Telephone Number:
(XXX) - XXX - XXXX

“COMPANY”

Coil Tubing Technology, Inc.

/s/ Jerry Swinford
Jerry Swinford
President